UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

1 LIBERTY PLAZA, 23rd Floor  New York, NY 10006
(Address of principal executive offices)

(855) 881-2852
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2013 the board of directors increased the number of shares authorized for issuance under the 2007 Stock Incentive Plan (“the Plan”) by 1,500,000 shares to a total of 2,500,000 shares. A copy of the Plan is attached hereto as exhibit 10.1

Also on August 26, 2013, the board of directors granted an aggregate of 300,000 shares of restricted common stock from the Plan to certain board members and an officer.  The restricted common stock was granted at a price of $1.20 per share, based on the closing market price as of that date.  The shares will vest ratably through June 1, 2014.

Details of the issuances are as follows:

Recipient	Number of restricted shares
Joshua Hauser	50,000
John Rehfeld	50,000
Duncan Troy	50,000
Mark Weber	50,000
Charles Hunt	50,000
Matthew DeVries	50,000
Total	300,000

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Vu1 Corporation 2007 Stock Incentive Plan, as amended August 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: August 30, 2013	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer